Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FIRST QUARTER 2021 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)                                               May 24, 2021

Boston Omaha Corporation (NASDAQ: BOMN) (“Boston Omaha” or the “Company”) announced its financial results for the first quarter ended March 31, 2021 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC").

We show below summary financial data for the first quarter of 2021 and 2020. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended
	March 31,
	2021	2020
Billboard Rentals, Net	$ 7,153,685	$ 7,215,766
Broadband Services (1)	3,795,037	267,251
Premiums Earned	1,786,564	3,454,058
Insurance Commissions	400,177	332,791
Investment and Other Income	69,556	140,314
Total Revenues	13,205,019	11,410,180

Depreciation and Amortization Expense	2,311,976	1,783,331

Net Loss from Operations	(1,485,778)	(1,179,972)
Net Other Income (Loss)	110,123,064	(23,547,725)

Net Income (Loss) Attributable to Common Stockholders	$ 84,437,627	$ (24,734,238)
Basic and Diluted Net Income (Loss) per Share	$ 3.09	$ (1.05)

	March 31,	December 31,
	2021	2020
Total Unrestricted Cash & Investments (2)	$ 282,802,351	$ 146,470,399
Total Assets	750,104,244	640,707,426
Total Liabilities	135,499,641	114,114,020
Total Noncontrolling Interest	149,259,571	145,027,149
Total Stockholders' Equity	$ 465,345,032	$ 381,566,257

1.	Includes our acquisitions of AireBeam on March 10, 2020 and UBB on December 29, 2020.
2.	Investments consist of U.S. treasury securities classified as trading securities and publicly traded equity securities, of which $16,112,561 is held by our insurance entities at March 31, 2021.

As a result of a change in Generally Accepted Accounting Principles in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings. In the table above, “Net Other Income (Loss)” during the first quarter of 2021 includes unrealized gains of $104,467,952 mainly from our 2017 investment of $10,000,000 in Dream Finders Homes after its initial public offering on January 25, 2021. This contrasts with unrealized losses in the value of our public equity securities of $(24,745,513) during the first quarter of 2020. While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash flow from operations for the three months ended March 31, 2021 was $4,029,984, compared to a cash outflow of $(110,884) for the three months ended March 31, 2020.

We recently restated our 2020 results on Form 10-K/A as filed with the SEC on May 24, 2021 to include the impact of consolidating Yellowstone Acquisition Company (“Yellowstone”) into Boston Omaha and to account for Yellowstone’s warrants as derivative liabilities as well as to classify Yellowstone’s Class A common stock as temporary equity. Please refer to Note 2 in the Form 10-K/A which reflects all adjustments from our previous 10-K report filed with the SEC on March 29, 2021. These restatements at Yellowstone reduced Boston Omaha’s consolidated Total Stockholders’ Equity by approximately $21.3 million at December 31, 2020. Management’s view is that any increase or decrease to net worth related to Yellowstone due to the recent restatement should be recognized as non-economic fluctuations based purely on Generally Accepted Accounting Principles and are not driven by any changes from an operational standpoint at Boston Omaha or Yellowstone. Boston Omaha still owns 20% of Yellowstone and Yellowstone continues to hold approximately $139 million in trust on behalf of its Class A common stockholders to fund a future business combination. In our view, what will drive any gain or loss in economic value to Boston Omaha from Yellowstone, will be our success or failure in completing a business combination. In any event, we anticipate that Yellowstone’s inclusion in Boston Omaha’s financial statements will mirror the duration of Yellowstone as an entity, which is limited given the short life span of SPACs.

Our book value per share was $17.09 at March 31, 2021, compared $14.01 ($14.79 before Yellowstone consolidation) at December 31, 2020.

As of March 31, 2021, we had 26,175,555 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

On April 6, 2021, we closed on the previously announced public offering of our Class A common stock at a price of $25.00 per share, for a total of 2,645,000 shares, of which 2,345,000 shares were sold by us and 300,000 shares were sold by a selling stockholder. The offering resulted in total gross proceeds to us of $58,625,000, before deducting the underwriting discount and offering expenses.

As of May 24, 2021, we had 28,520,555 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments including investments in a bank, a national residential homebuilder, commercial real estate services businesses and Yellowstone Acquisition Company.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2020, as amended, and our subsequent interim reports on Form 10-Q and 8-K. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com